EXHIBIT 10.40

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this "Agreement") is made and entered into as of the 30th day of March, 2012, by and between Options Media Group Holdings, Inc., a Nevada corporation (the "Company"), and the investor set forth on Exhibit A attached to this Agreement (the "Investor").

RECITALS

WHEREAS, the Company wishes to sell and the Investor wishes to purchase a secured convertible promissory note in the form annexed hereto as Exhibit B (the "Note") and warrants in the form annexed hereto as Exhibit C ("Warrants") on the terms set forth herein; and

WHEREAS, the repayment of the Note shall be secured through the Security Agreement and Personal Guaranty annexed hereto as Exhibits D and E, respectively;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Agreement, the parties to this Agreement agree as follows:

Section 1.    Subscription and Sale.

1.1    Subscription. On the terms and subject to the conditions set forth in this Agreement, the Investor hereby subscribes for, and agrees to accept as evidence for the Investor Loan, the Note in the original principal amount indicated opposite the Investor's name on Exhibit A with an original issue discount of 10% (the "Purchase Price") and Warrants to purchase 300% of the number of shares of the Company's $0.001 par value per share common stock (the "Common Stock") into which the Note is initially convertible.

1.2    Closing. The issuance of the Note (the "Closing") shall take place at such time and place as the Company and the Investor mutually agree upon. At the Closing, the Investor shall transfer to the Company the amount of the Investor Loan and the Company shall deliver to the Investor the Note in the principal amount of the Investor Loan.

Section 2.    Representations, Warranties and Certain Agreements of the Company.

The Company represents and warrants to, and agrees with, the Investor, as follows:

2.1    Organization, Good Standing and Qualification. The Company is a limited liability company formed under the laws of the State of Nevada. The Company has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and the Note and Warrants; provided, however, that the Company does not currently have sufficient reserved authorized shares of Common Stock to allow for conversion of the Note and Warrants. The Company hereby covenants and agreed to increase its authorized share capital to allow for conversion of the Note and exercise of the Warrants no later than 120 days following the execution of this Agreement.

2.2    Due Authorization. This Agreement constitutes, and the Note and Warrants, when executed and delivered, shall constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies.

Section 3. Representations, Warranties and Certain Agreements of the Investor. The Investor represents and warrants to, and agrees with, the Company, as follows:

3.1    Authorization. The Investor has full power and authority to enter into this Agreement and this Agreement constitutes the Investor's valid and legally binding obligation, enforceable in accordance with its terms except (a) as may be limited by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (b) as may be limited by the effect of rules of law governing the availability of equitable remedies.

3.2    Acquired for Own Account. The Note and Warrants shall be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution of the Note within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.3    Investor Status. At the time the Investor was offered the Note and Warrants, it was, and at the date of the Closing it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

3.4    General Solicitation. The Investor is not purchasing the Note as a result of any advertisement, article, notice or other communication regarding the Note published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.5    Access to Information. The Investor acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Note and Warrants and the merits and risks of investing in the Note and Warrants; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Investor believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Note and Warrants.

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3.6    Exempt Offering. The Investor acknowledges that the Note, the Warrants and the shares of Common Stock for which the Warrants may be exercised (the "Warrant Shares") have not been registered under the Securities Act and are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of the Investor contained in this Agreement.

3.7    Investment Experience. The Investor has experience as an investor and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Note, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Note and Warrants.

3.8    Restricted Securities. The Investor understands that the Note, the Warrants and Warrant Shares are "restricted securities" under the Securities Act inasmuch as it is being (or shall be) acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations the Note, Warrants and Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Investor understands that the Company is under no obligation to register the Note, Warrants or Warrant Shares for resale by the Investor under the Securities Act.

Section 4. COVENANTS.

4.1    Adjustment of Prior Purchase. The Company hereby acknowledges and agrees that Investor previously purchased Common Stock from the Company (the "Prior Investment"). The Company hereby agrees that in consideration of the investment hereunder, it shall issue 53,575,715 additional shares of Common Stock to the Investor to adjust the purchase price of such Prior Investment.

4.2    Structuring Fee. In consideration of the investment hereunder, the Company hereby agrees to pay to Investor a structuring fee of $15,000 upon receipt of the Purchase Price from Investor.

4.3    Most Favored Nations. Other than with respect to any Exempt Issuance (as defined below), the holders of Note shall have the right to convert the principal amount then outstanding plus accrued but unpaid interest, in whole or in part, into securities of the Company being issued in a Subsequent Financing (as defined below), upon the terms and conditions of such offering, at a rate equal to, for each $1 of principal amount of the Note then outstanding plus accrued but unpaid interest surrendered, $1 of new consideration offered for such securities in the Subsequent Financing.

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4.3.1    "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person or entity which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

4.3.2    "Subsequent Financing" means any issuance by the Company or any of its subsidiaries of Common Stock, Common Stock equivalents for cash consideration, indebtedness, or a combination of units thereof while the Note is outstanding.

Section 5. MISCELLANEOUS

5.1    Survival of Representations and Warranties. The representations, warranties, and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor, its counsel, or the Company, as the case may be.

5.2    Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns ofthe parties to this Agreement.

5.3    Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York without reference to its conflicts of law principles.

5.4    Counterparts. This Agreement may be executed in two or more counterparts (including, without limitation, facsimile counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5.5    Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, subsections, exhibits, and schedules shall, unless otherwise provided, refer to sections and subsections of this Agreement and exhibits and schedules attached to this Agreement, all of which exhibits and schedules are incorporated in this Agreement by this reference.

5.6    Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by nationally recognized overnight delivery service or by first class certified or registered mail, return receipt requested, postage prepaid:

If to the Company, at 123 NW 13th Street, Suite 300, Boca Raton, Florida 33432, or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties.

If to the Investor, at its address set forth on Exhibit A, or at such other address or addresses as may have been furnished to the Company by giving five days advance written notice.

Notices provided in accordance with this Section shall be deemed delivered upon personal delivery (including confirmed facsimile) or three business days after deposit in the mail.

5.7    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section shall be binding upon the Investor and the Company.

5.8    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

5.9    Entire Agreement. This Agreement, together with the Note and all exhibits and schedules to this Agreement, constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties, or obligations between the parties with respect to the subject matter of this Agreement.

5.10    Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents, or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes ofthis Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OPTIONS MEDIA GROUP HOLDINGS, INC.

By:
Name :
Title :

EXHIBIT A

Principal Amount:	________________

Signature		Signature (if purchasing jointly)

Name Typed or Printed		Name Typed or Printed

Entity Name		Entity Name

Address		Address

City, State and Zip Code		City, State and Zip Code

Telephone - Business		Telephone - Business

Telephone - Residence		Telephone - Residence

Facsimile - Business		Facsimile - Business

Facsimile - Residence		Facsimile - Residence

Tax ID # or Social Security #		Tax ID # or Social Security #

Name in which securities should be issued:

Dated:___, 2012

EXHIBIT B

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

OPTIONS MEDIA GROUP HOLDINGS, INC.

SECURED CONVERIBLE PROMISSORY NOTE

$150,000	March 30, 2012
Boca Raton, Florida

FOR VALUE RECEIVED, and upon and subject to the terms and conditions set forth herein, Options Media Group Holdings, Inc., a Nevada corporation ("Issuer"), hereby promises to pay to the order of Cape One Financial Master Fund, Ltd. (together with its successors and assigns, "Holder"), the principal sum of ONE HUNDRED THOUSAND UNITED STATED DOLLARS (U.S. $150,000) on the Maturity Date, together with interest as provided herein. Repayment of this Note is secured pursuant to the security agreement between the Issuer and Holder dated of even date herewith.

1.  Maturity Date; Issuance of Warrants on Maturity Date. This Note will mature, and be due and payable in full, on July 4, 2012, unless Holder shall in writing notify the Issuer that it wishes to extend such date for an additional 90 days or such longer term as may be agreed upon (the "Maturity Date").

2.  Interest. From and after the date hereof, all outstanding principal of this Note will bear interest at the rate of ten percent (10.0%) per annum. Within five (5) days after the Maturity Date, Issuer shall pay the accrued interest and principal on this Note to Holder on the unconverted principal balance.

3.  Prepayment; Repayment; Priority. Issuer may prepay this Note prior to the Maturity Date, without premium or penalty upon written notice to Holder; provided that prior to any prepayment of this Note, Issuer shall provide Holder with not less than ten (10) calendar days written notice of its intention to prepay to give Holder the opportunity to convert pursuant to Section 5 below. Issuer hereby agrees that it will repay this Note from the first $150,000 of net profits earned by Issuer from its Rock 2 Live Music Festival. In the event such Rock 2 Live Music Festival does not occur prior to the Maturity Date, Issuer shall repay this Note from the sales of its products by allocating as much revenue to repayment as practicable. Issuer further agrees that it will not pay off any other debt prior to repayment of this Note.

4.  Transfer. Holder may transfer this Note in compliance with applicable U.S. federal and state and/or foreign securities laws.

5.  Conversion. Holder shall have, and be subject to, the following conversion rights:

(a)         Option of Holder to Convert. At any time and from time to time until the Maturity Date, all or any portion of the outstanding principal and accrued interest on this Note, at the option of Holder, may be converted into such number of fully paid and non-assessable shares of Issuer's Common Stock, par value $.001 per share ("Common Stock") which results by dividing (i) the amount of principal and accrued interest being converted, by (ii) the conversion price in effect at the time of conversion (the "Conversion Price"). The Conversion Price shall initially be equal to $0.005 per share.

(b)         Procedure. If Holder elects to convert all or a portion of the principal and accrued interest on this Note, Holder shall give written notice to Issuer at Issuer's office that Holder elects to convert the same and shall state therein the amount of principal and accrued interest being converted in the form annexed hereto as Exhibit A (a "Notice of Conversion"). Upon receipt of a Notice of Conversion, Issuer shall promptly issue and deliver to Holder a certificate or certificates for the number of shares of Common Stock which Holder is entitled to receive upon the conversion. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the delivery of the Conversion Notice.

(c)         Anti-Dilution Protection.

(i)          Adjustment Upon Common Stock Event. At any time or from time to time upon the happening of a Common Stock Event (as hereinafter defined), the Conversion Price shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price in effect immediately prior to such Common Stock Event by a fraction, (A) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (B) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price. The Conversion Price shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term "Common Stock Event" shall mean (1) the issuance by Issuer of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (2) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (3) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

(ii)         Adjustments for Other Dividends and Distributions. If at any time or from time to time Issuer pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of Issuer, then in each such event provision shall be made so that Holder shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion of this Note, the amount of securities of Issuer which they would have received had this Note been converted into Common Stock on the date of such event (or such record date, as applicable) and had Holder thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by Holder as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5(c)(i) with respect to the rights of Holder or with respect to such other securities by their terms.

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(iii)        Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time the Common Stock issuable upon the conversion of this Note is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a stock dividend, reorganization, merger, or consolidation provided for elsewhere in this Section 6), then in any such event, Holder shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which this Note could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(iv)        Reorganizations, Mergers and Consolidations. If at any time or from time to time there is a reorganization of Issuer (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 6) or a merger or consolidation of Issuer with or into another corporation, then, as a part of such reorganization, merger or consolidation, provision shall be made so that the Holder thereafter shall be entitled to receive, upon conversion of this Note, the number of shares of stock or other securities or property of Issuer, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6(c)(iii) with respect to the rights of the Holder after the reorganization, merger or consolidation to the end that the provisions of this Section 6 shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This Section 6(c)(iii) shall similarly apply to successive reorganizations, mergers and consolidations.

(v)         Share Issuance. If, at any time prior to the Maturity Date, the Company shall issue any Common Stock, except for the Excepted Issuances (as hereinafter defined), for a consideration per share that is less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment and except for the Excepted Issuances, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. Common Stock issued or issuable by the Company for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock. The reduction of the Series A Conversion Price described in this paragraph is in addition to the other rights of the Holder described in this Certificate of Designation. For purposes of this Certificate of Designation, "Excepted Issuance" shall mean any sale by the Company of its Common Stock or equity linked debt obligations, except in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of the securities or assets of a corporation or other entity (or any division or business unit thereof) so long as such issuances are not for the purpose of raising capital, (ii) the Company's issuance of securities in connection with strategic supply, sale or license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Company's issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants issued and outstanding on or before the date hereof, (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock.

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6.        Events of Default. An "Event of Default" will occur if:

(a)         Issuer fails to pay (a) any principal of this Note when such amount becomes due and payable in accordance with the terms thereof and such payment is not made within three (3) business days of when it is due, or (b) any interest on the Note or any other payment of money required to be made to the Holder pursuant to this Note and such payment is not made within three (3) business days of when it is due and Issuer receives notice thereof; or

(b)         Issuer (i) commences any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or (ii) is the debtor named in any other case, proceeding or other action of a nature referred to in clause (i) above which results in the entry of an order for relief or any such adjudication or appointment and remains undismissed, undischarged or unbonded for a period of sixty (60) days, or (iii) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence to, any order, adjudication or appointment of a nature referred to in clause (i) or (ii) above, or (iv) shall generally not be paying, shall be unable to pay, or shall admit in writing its inability to pay its debts as they become due, or (v) shall make a general assignment for the benefit of its creditors; or

(c)         On or at any time after the date of this Note, this Note for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void.

7.        Remedies. Upon any occurrence of an Event of Default, the Conversion Price will reset to a price per share equal to 50% of the 5-day VWAP for the Issuer's Common Stock, if lower than the applicable Conversion Price and the Holder will have the right to cause the Company to redeem the entire outstanding principle of the Note together with all accrued and unpaid interest, at the Holder's option to be made in writing. Until such time as the event of default has been cured in its entirety, the interest rate will be increased to a penalty rate of 18%, and the Holder will be entitled to receive additional warrants in an amount equal to 50% of the original warrants issued in connection with the purchase of this Note for each 90 day period that the event of Default remains uncured.

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8.        Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of (a) the date of transmission if such notice or communication is delivered by fax prior to 5:30 p.m. (Eastern Time) on a business day, (b) the next business day after the date of transmission if such notice or communication is delivered via fax on a day that is not a business day or later than 5:30 p.m. (Eastern Time) on a business day, (c) the 2nd business day after the date of mailing if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The facsimile number and address for such notices and communications are as set forth in a separate writing signed by Issuer and the initial Holder of this Note, as such information may be changed by written notice of Issuer to Holder or Holder to Issuer in accordance herewith from time to time.

9.        Maximum Lawful Rate. In no event shall the amount of interest due or payments in the nature of interest payable hereunder exceed the maximum non-usurious interest permitted by applicable law (the "Maximum Lawful Rate"). If from any possible construction of any document or from receipt of anything of value by Holder, interest would otherwise be payable in excess of the Maximum Lawful Rate, any such construction or receipt shall be subject to the provisions of this Section 9 and such document shall be automatically reformed and the interest payable shall be automatically reduced to the Maximum Lawful Rate, without the necessity of execution of any amendment or new document, and any interest in excess of the Maximum Lawful Rate shall be applied to the reduction of the principal amount owing under this Note, or refunded to Issuer or other payor thereof if and to the extent such excessive amount exceeds such unpaid principal amount.

10.        Governing Law: Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of New York. Issuer and Holder hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the State of New York and New York County in any suit or proceeding based on or arising under this Note or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Issuer irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. Issuer further agrees that service of process upon Issuer, mailed by the first class mail in accordance with Section 8 shall be deemed in every respect effective service of process upon Issuer in any suit or proceeding arising hereunder. Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law.

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SIGNED, SEALED AND DELIVERED as of the date first above written.

OPTIONS MEDIA GROUP HOLDINGS, INC.

By:
Name : Scott Frohman
Title: CEO

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Holder in order to Convert the Note)

The undersigned, the holder of the below-referenced Note, hereby irrevocably elects to convert $_____________ of the principal and accrued interest of the Convertible Promissory Note Due March ______ , 2013 issued by Options Media Group
Holdings, Inc. (the "Company") into shares of Common Stock of the Company according to the conditions and as of the date set forth below.

Date of Conversion: _____________________________________________________

Principal Amount to be Converted: __________________________________________

Accrued Interest to be Converted: ___________________________________________

Applicable Conversion Price: _______________________________________________

Signature: _____________________________________________________________

Name: ________________________________________________________________

Address: ______________________________________________________________

______________________________________________________________

EXHIBIT C

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD,  TRANSFERRED   OR ASSIGNED   (I)  IN  THE  ABSENCE  OF  (A)  AN  EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECUIRITIES.

Right to Purchase 90,000,000 shares of Common Stock of Options Media Group Holdings, Inc. (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

Original Issue Date: March 30, 2012

OPTIONS MEDIA GROUP HOLDINGS, INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, Cape One Financial Master Fund, Ltd. (the "Holder"), or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Original Issue Date until 5:00 p.m., E.S.T. on the date which is five years after the Original Issue Date (the "Expiration Date"), up to Ninety Million (90,000,000) fully paid and non-assessable shares of Common Stock at a per share purchase price of $0.005. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price for some or all of the Warrants, temporarily or permanently, provided such reduction is made as to all outstanding Warrants for all Holders of such Warrants. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Note Purchase Agreement (the "Purchase Agreement"), dated as of March 30, 2012, entered into by the Company, the Holder and the other signatories thereto.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)   The term "Company" shall mean Options Media Group Holdings, Inc., a Nevada corporation, and any corporation which shall succeed or assume the obligations of Options Media Group Holdings, Inc. hereunder.

(b)   The term "Common Stock" includes (i) the Company's Common Stock, $0.001 par value per share, as authorized on the date of the Purchase Agreement, and (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c)   The term "Note" means the Note purchase pursuant to the Purchase Agreement.

(d)   The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

(e)   The term "Warrant Shares" shall mean the Common Stock issuable upon exercise of this Warrant.

1.     Exercise of Warrant.

1.1.    Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of Section 1.2 or upon exercise of this Warrant in part in accordance with Section 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4 below.

1.2.    Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery to the Company of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and delivery within two days thereafter of payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect. The original Warrant is not required to be surrendered to the Company until it has been fully exercised.

1.3.    Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by delivery of a Subscription Form in the manner and at the place provided in Section 1.2, except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, provided the Holder has surrendered the original Warrant, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

1.4.    Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.5.    Cashless Exercise:

(a)            If there is not an effective registration statement, which covers the shares of Common Stock underlying this Warrant, in effect at any time beginning one year from the Original Issue Date, the Holder may also exercise this Warrant by surrendering such number of shares of Common Stock received upon exercise of this Warrant with an aggregate Fair Market Value (as defined below) equal to the Purchase Price, as described in the following paragraph (a "Cashless Exercise").

(b)            Subject to the provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of a properly endorsed Subscription Form delivered to the Company by any means described in Section 13, in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

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X=Y (A-B)
A

Where    X= the number of shares of Common Stock to be issued to the holder

Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A= Fair Market Value

B= Purchase Price (as adjusted to the date of such calculation) For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement, i.e. December , 2011.

1.6    Fair Market Value. For purposes of this Warrant, the Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

(a)            If the Company's Common Stock is traded on an exchange or is quoted on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the NYSE Amex, LLC, then the average of the closing sale prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Determination Date;

(b)            If the Company's Common Stock is not traded on an exchange or on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the NYSE Amex, LLC, but is traded on the OTC Bulletin Board, OTCQB or other over-the-counter market, then the average of the closing bid and ask prices reported for the five (5) Trading Days immediately prior to (but not including) the Determination Date;

(c)            Except as provided in clause (d) below and Section 3.1, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d)            If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.7    Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

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2.    Delivery of Stock Certificates, etc. on Exercise. The Company agrees that, provided the purchase price listed in the Subscription Form is received as specified in Section 1.2, the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which delivery of a Subscription Form shall have occurred and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter ("Warrant Share Delivery Date"), the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise

3.    Adjustment for Reorganization, Consolidation, Merger, etc.

3.1.    Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, or spin-off) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Company, or (F) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in (1) a transaction where the consideration paid to the holders of the Common Stock consists solely of cash, (2) a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the 1934 Act, or (3) a transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, cash equal to the Black-Scholes Value. For purposes of any such exercise, the determination of the Purchase Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Purchase Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3.1 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. "Black-Scholes Value" shall be determined in accordance with the Black-Scholes Option Pricing Model obtained from the "OV" function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of such request and (iii) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

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3.2.    Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4.

3.3    Share Issuance. Until the Expiration Date, if the Company shall issue any Common Stock except for the Excepted Issuances (as defined below), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Purchase Price shall be reduced to such other lower price for then outstanding Warrants. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security, debt instrument, warrant, right, or option if such issuance is at a price lower than the Purchase Price in effect upon such issuance and again at any time upon any subsequent issuances of shares of Common Stock upon any exercise of such conversion or purchase rights if such issuance is at a price lower than the Purchase Price in effect upon any such issuance. Common Stock issued or issuable by the Company for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock. The reduction of the Purchase Price described in this Section 3.3 is in addition to the other rights of the Holder described in the Purchase Agreement. Upon any reduction of the Purchase Price, the number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 3.3) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 3.3) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise. Excepted Issuances shall mean the issuance of (a) shares of Common Stock or options to employees, officers, directors of and consultants (other than consultants whose services relate to the raising of funds) of the Company or its subsidiaries pursuant to any stock or option plan that was or may be adopted by the Board of Directors, (b) securities upon the exercise or conversion of any securities issued under the Subscription Agreement and (c) securities issued pursuant to acquisitions, licensing agreements, or other strategic transactions.

3.4    Note Event of Default. In the event of the occurrence of an Event of Default under the Note, the Purchase Price shall be reduced to a price equal to the 5-day VWAP, if lower than the then-current Purchase Price.

4.    Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

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5.    Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants or the Purchase Price, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof). Holder will be entitled to the benefit of the adjustment regardless of the giving of such notice. The timely giving of such notice to Holder is a material obligation of the Company.

6.    Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

7.    Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8.    Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.    Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a "Warrant Agent") for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

10.  Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

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11.   Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: if to the Company, to: Options Media Group Holdings, Inc., 123 NW 13th Street, Suite 300, Boca Raton, FL 33432, Attn: Jeffrey Yesner, CFO, facsimile: (561) 892-2618, with an additional copy by fax only to: Ofsink, LLC at 900 Third Avenue, 5th Floor, New York, NY 10022, facsimile: (212) 688-7273, and (ii) if to the Holder, to the address and facsimile number listed on the first paragraph of this Warrant.

12.  Law Governing This Warrant. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

[-Signature Page Follows-]

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IN WITNESS WHEREOF, the Company has executed this Warrantas ofthe date firstwrittenabove.

OPTIONS MEDIA GROUP HOLDINGS, INC.

By:
Name: Scott Frohman
Title: CEO

Exhibit A

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)

TO: OPTIONS MEDIA GROUP HOLDINGS, INC.
The undersigned, pursuant to the provisions set forth in the attached Warrant (No.___), hereby irrevocably elects to purchase (check applicable box):

_________ shares of the Common Stock covered by such Warrant; or___________the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 1.4.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $_____ . Such payment takes the form of $_____in lawful money of the United States

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________________ whose address is _____________________________________________
_____________________________________________ .

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Date:____________
(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of OPTIONS MEDIA GROUP HOLDINGS, INC. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of OPTIONS MEDIA GROUP HOLDINGS, INC. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated	(Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

(Name)	(address)

ACCEPTED AND AGREED:
[TRANSFEREE]	(address)

(Name)

EXHIBIT D

SECURITY AGREEMENT

1.     GRANT OF SECURITY INTEREST. For value received, as security for the Obligations (as defined below) Options Media Group Holdings, Inc., a Nevada corporation("Debtor"), hereby grants to the persons set forth on Schedule A hereto (the "Secured Parties") pursuant to the Notes (as defined below), a second priority security interest in the following property:

(a)	All of Debtor's inventory now owned or hereafter acquired.

(b)
All of Debtor's goods, including, without limitation, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor's businesses and all improvements thereto.

(c)
All of Debtor's accounts, deposit accounts, investment property, letter of credit rights, and supporting obligations, now existing or hereafter arising, together with all interest of Debtor in any goods, the sale or lease of which give rise to any of Debtor's accounts, and all chattel paper, documents and instruments relating to accounts.

(d)	All of Debtor's contract rights and general intangibles now owned or hereafter acquired in which Debtor has any interest.

(e)	All of Debtor's equipment now owned or hereafter acquired.

(f)	All of Debtor's fixtures on the real estate leased by the Debtor.

(g)	All of Debtor's commercial tort claims.

(h)	All of Debtor's files, records, books of account, business papers, and computer programs.

(i)	All of Debtor's intellectual property rights and any other patents, trademarks or copyrights.

together with the proceeds, products, increase, issue, accessions, attachments, accessories, parts, additions, repairs, replacements and substitutes of, to, and for all of the foregoing. Debtor will promptly deliver to Secured Parties, duly endorsed when necessary, all such chattel paper, documents and instruments and related guaranties, now on hand or hereafter received. The lien and security interest granted hereby is junior and subordinate to all Permitted Liens (as defined in the Note Purchase Agreement (as defined below)), including without limitation the lien and security interest (the "FGI Security Interest") previously and separately granted by the Debtor to RVH Inc. or its assigns (the "Senior Lender").

All such property in which a security interest is granted is herein called the "Collateral."

2.    OBLIGATIONS. The aforesaid security interests secure payment and performance of the following obligations (the "Obligations"): (a) All obligations of Debtor to Secured Parties under any agreement of even date therewith, including, without limitation, under the Secured Convertible Note, from Debtor to Secured Parties in the aggregate principal amount of $150,000.00 (the "Notes"), and under the Note Purchase Agreement between Debtor and the Secured Parties dated of even date herewith (the "Note Purchase Agreement") and including, but not limited to, amounts advanced and expenses and reasonable attorneys' fees incurred pursuant to this Security Agreement; (b) all costs incurred by the Secured Parties to obtain, preserve, perfect and enforce the Notes, Note Purchase Agreement or any Security Document, collect the Obligations, and maintain, preserve, collect and enforce the Collateral, including, without limitation, taxes, assessments, attorney fees and reasonable legal expenses and expenses of sale; and (c) any of the foregoing that arises after the filing of a petition by or against Debtor under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code Section 362 or otherwise.

3.    COPY - FILING. A carbon, photocopy or other reproduction of this Security Agreement may be filed as a financing statement. The Debtor authorizes the Secured Parties to file from time to time such lien filings, financing or continuation statements or amendments thereto, as the Secured Parties may reasonably determine to be necessary or desirable, to perfect and preserve the security interest created or purported to be created hereby. Upon reasonable request of a Secured Party, the Debtor will cause to be filed lien filings, financing or continuation statements or amendments thereto, naming as debtor such lessee or lessees as may be designated by the Secured Parties and assigning the Debtor's rights under such filing statements to the Secured Parties.

4.    REPRESENTATIONS. Debtor represents, warrants and agrees:

(b)    All Collateral is owned by Debtor with full ownership rights, and is bona fide and genuine and Debtor is authorized to grant a security interest in the Collateral, free and clear of all liens and encumbrances other than the Permitted Liens.

(c)    Debtor's principal place of business is the address shown herein, and Debtor shall promptly give Secured Parties written notice of any change thereof, unless prior written consent of Secured Parties is obtained. All Collateral, except for Collateral located at Debtor's Statesville, North Carolina warehouse, and all of the Debtor's business records are now kept, and shall continue to be kept, unless prior written consent of Secured Parties is obtained, at such address.

(d)    Debtor is a corporation organized under the laws of the State of Nevada. Debtor's exact legal name is: Options Media Group Holdings, Inc..

5.    TERMINATION. Upon payment or performance in full of all of the Obligations, the Secured Parties will, at Debtor's request and expense, release the security interest granted herein and deliver such termination statements as may be necessary therefor.

[Intentionally Left Blank]

THIS AGREEMENT SPECIFICALLY INCLUDES ALL OF THE ADDITIONAL PROVISIONS SET FORTH ON THE FOLLOWING PAGES. DEBTOR ACKNOWLEDGES RECEIPT OF A FULLY COMPLETED COPY OF THIS SECURITY AGREEMENT.

DATED: __________

Debtor and Secured Parties Acknowledge Receipt

[INVESTORS]

ADDRESS OF DEBTOR (FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED)

Number and Street:
City:_________
County:______
State:________
Zip:_________
[Additional Provisions Follow]

ADDITIONAL PROVISIONS

1.     REPRESENTATIONS AND AGREEMENTS. Debtor represents and warrants to Secured Parties, and agrees that:

Debtor is a corporation duly organized and currently existing under Nevada law and is in good standing in any state where Debtor conducts business. The execution, delivery and performance of this Security Agreement are within Debtor's powers, have been duly authorized, and are not in contravention of law or the terms of Debtor's Certificate of Incorporation, Bylaws, or any indenture, agreement or undertaking to which Debtor is a party, or by which it is bound. Debtor will not change its name, state of formation or type of entity unless written notice is given to Secured Parties at least 30 days in advance. Notwithstanding the foregoing, the Secured Parties acknowledge that the Debtor intends to change its name promptly following the issuance of the Notes and hereby consents to and waives any right to notice hereunder with respect to such name change.

Debtor shall at all times maintain Collateral which is tangible property in good condition and repair, defend at Debtor's expense all Collateral from all adverse claims and shall not use any of the Collateral for any illegal purpose.

Debtor shall (i) keep such books and records pertaining to the Collateral and to Debtor's business operations as shall be reasonably satisfactory to Secured Parties; (ii) permit representatives of Secured Parties to inspect the Collateral and inspect and make abstracts from Debtor's books and records during regular business hours upon at least three days' notice. If an event of default (as defined in the Notes) has occurred and is continuing, the Secured Parties are hereby authorized to request confirmation of such information or additional information of any kind whatsoever directly from any third party having dealings with Debtor.

During the continuance of an event of default under the Notes subject to the rights of the holders of the Permitted Liens, Debtor shall give such notice in writing (including but not limited to notice of assignment or notice to pay the Secured Parties directly) as the Secured Parties may require at any time to any or all account debtors, with respect to accounts which are Collateral, and, if the Secured Parties shall so request, deliver to the Secured Parties copies of any and all such notices.

Upon Secured Parties' reasonable request and subject to the rights of the holders of the Permitted Liens, Debtor shall promptly transmit to Secured Parties all information that it may have or receive with respect to Collateral or with respect to any account debtor which might in any way affect the value of the Collateral or Secured Parties' rights or remedies with respect thereto.

Debtor shall not otherwise consume, assign or transfer any Collateral except: (i) pursuant to this Agreement or the Transaction Documents, (ii) in favor of any holder of the Permitted Liens, including the Senior Lender (or any replacement lender), or (iii) as the Secured Parties may consent in writing. Subject to the rights of the Senior Lender, the provision of this Security Agreement granting a security interest in proceeds shall not be construed to mean that Secured Parties consents to any sale or disposition of any Collateral.

Debtor shall pay when due all taxes, assessments, and any other governmental levy which is, or may be, levied against any Collateral, and shall otherwise maintain the Collateral free of all liens, charges, and encumbrances (except liens in existence on the date hereof and liens created hereby and Permitted Liens (as defined in the Note Purchase Agreement).

Debtor shall not store any Collateral with any warehouseman other than in the ordinary course of business without Secured Parties' consent.

During the continuance of an event of default under the Notes and subject to the rights of the holders of the Permitted Liens, Debtor shall promptly, unless the Secured Parties shall waive such requirement in writing, deliver to the Secured Parties all certificates of title, if any (or any other documents evidencing title), to all Collateral with such proper notations, assignments or endorsements as may be necessary or appropriate to create, preserve or perfect the Secured Parties' security interest in the Collateral.

Debtor shall, at its cost and expense, execute, deliver, file or record (in such manner and form as the Secured Parties may reasonably require) any assignment, financing statement or other paper that may be necessary or desirable, or that that Secured Parties may reasonably request, in order to create, preserve or perfect any security interest granted hereby or to enable the Secured Parties to exercise and enforce their rights hereunder or under any Collateral. The Secured Parties are further granted the power, coupled with an interest, to sign on behalfof Debtor as attorney-in-fact (if signature is required) and to file one or more financing statements under the Uniform Commercial Code naming Debtor as debtor and the Secured Parties as secured parties and describing the Collateral herein specified. Debtor shall take any action reasonably requested by the Secured Parties necessary for the Secured Parties to obtain control of Collateral consisting of deposit accounts, investment property, letter of credit rights, electronic chattel paper and similar property.

Subject to the rights of the holders of the Permitted Liens, the Secured Parties are hereby granted a non-exclusive, world-wide and royalty-free license to use or otherwise exploit all trademarks, trade secrets, franchises, copyrights and patents of the Debtor that the Secured Parties reasonably deems necessary or appropriate for the disposition of any Collateral.

2.     EXPENSES. Debtor upon demand shall pay to and indemnify the Secured Parties from the amounts of all expenses, including attorneys' fees and legal expenses, reasonably incurred by Secured Parties in seeking to collect any sums secured hereunder or to enforce any rights in the Collateral. Such amounts shall be secured hereby, and if not paid on demand shall bear interest at the highest rate payable on any of the Obligations.

Debtor shall defend, protect, indemnify and hold harmless the Secured Parties and their respective Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents from and against any and all losses, damages, liabilities, obligations, penalties, fines, fees, costs and expenses (including, without limitation, reasonable attorneys' and paralegals' fees, costs and expenses, and fees, costs and expenses for investigations and experts) incurred by such indemnitees, whether prior to or from and after the date hereof, as a result of or arising from or relating to the Secured Parties' preservation, administration and enforcement of its rights hereunder and applicable law, including the reasonable fees and disbursements of counsel for the Secured Parties in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all reasonable costs of repossession, storage, disposition, protection and collection of Collateral, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense arising from any of the Secured Parties' or their respective Affiliates' gross negligence or willful misconduct.

3.     COLLECTION AUTHORITY ON ACCOUNTS. Subject to the rights of the holders of the Permitted Liens, Debtor hereby irrevocably appoints Secured Parties its true and lawful attorney, with full power of substitution, in the names of the Secured Parties, Debtor's name or otherwise, for the Secured Parties' sole use and benefit to exercise, if Secured Parties shall elect if an event of default has occurred and is continuing (whether or not the Secured Parties then elect to exercise any other of its rights arising upon default) all or any of the following powers with respect to all or any accounts which are Collateral:

To execute on Debtor's behalf assignments of any or all accounts which are Collateral to Secured Parties, and to notify account debtors thereunder to make payments directly to Secured Parties;

To demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon or by virtue thereof;

To receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by Secured Parties in connection therewith;

To settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

To sell, transfer, assign or otherwise deal in or with the same or the proceeds thereof or the relative goods, as fully and effectually as if Secured Parties were the absolute owner thereof; and

To extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto.

Any funds collected pursuant to such powers shall be applied to the payment of the Obligations. The exercise by Secured Parties of, or failure to so exercise, any of the foregoing authority, shall in no manner affect Debtor's liability to the Secured Parties on any of the Obligations. The Secured Parties shall be under no obligation or duty to exercise any of the powers hereby conferred upon them and they shall be without liability for any act or failure to act in connection with the collection of or the preservation of any rights under any such accounts.

4.     SETOFF. Subject to the rights of the holders of the Permitted Liens, in the event of default under the Notes, the Secured Parties, at their option at any time, and without notice to Debtor, may apply against the Obligations any property of Debtor held by the Secured Parties. As additional security for payment of the Obligations, Debtor hereby grants to Secured Parties a second priority security interest in any funds or property of Debtor now or hereafter in possession of Secured Parties and with respect thereto Secured Parties will have all rights and remedies herein specified, subject to the rights of the holders ofthe Permitted Liens.

5.     DEFAULT. Debtor will be in default upon the occurrence of any of the following events which remains uncured after 10 days written notice: (a) an Event of Default under Notes, (b) failure of the performance of any obligation or covenant contained or referred to herein which continues for a period of thirty (30) days after receipt of written notice from Secured Parties, (c) any warranty, representation or statement made or furnished to Secured Parties by or on behalfof Debtor proves to have been false in any material respect when made or furnished and results in a Material Adverse Effect with respect to the Debtor (as such term is defined in the Note Purchase Agreement), (d) any acceleration of the maturity of the indebtedness owed to any party with a security interest in the Collateral senior to that of the Secured Parties, (e) the making ofany levy, seizure ofattachment ofthe Collateral, or (f) death of, dissolution of, termination of existence of, insolvency of, business failure of, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency law by or against, Debtor or any guarantor or co-maker of any of the Obligations.

6.     RIGHTS AND REMEDIES ON DEFAULT. During the continuance of any event of default, the Secured Parties may exercise at any time and from time to time any rights and remedies available to them under applicable law, including but not limited to the right to sell, lease or otherwise dispose of the Collateral and the right to take possession of the Collateral, subject to the rights of the holders of the Permitted Liens.FOR THAT PURPOSE THE SECURED PARTIES MAY ENTER UPON ANY PREMISES ON WHICH THE COLLATERAL OR ANY PART THEREOF MAY BE SITUATED AND REMOVE IT, AND DEBTOR WAIVES ITS RIGHTS TO ASSERT TRESPASS OR SIMILAR CAUSES OF ACTION FOR SUCH ENTRY. The Secured Parties shall have no obligation to marshal any assets, but may require Debtor to assemble the Collateral and make it available at a place to be designated by the Secured Parties which is reasonably convenient to all parties. If at the time of repossession any of the Collateral contains other personal property not included in the Collateral, Secured

Parties may take such personal property into custody and store it at the risk and expense of Debtor; provided, however, that Secured Parties shall return such property promptly upon Debtor's request. Debtor agrees to notify the Secured Parties within forty-eight (48) hours after repossession of the Collateral of any such other personal property claimed, and failure to do so will release the Secured Parties and its representatives from any liability for loss or damage thereto. Any notice of intended disposition of any of the Collateral required by law shall be deemed reasonable if such notice is given at least ten (10) days before the time of such disposition. Any proceeds of any disposition by Secured Parties of any of the Collateral may be applied by it to the payment of expenses in connection with the Collateral, including but not limited to repossession expenses and reasonable attorneys' fees and legal expenses, and any balance of such proceeds shall be then applied against the Obligations and other amounts secured hereby in such order of application as Secured Parties may elect.

7.     RELATIONSHIP TO NOTES. The rights and remedies of Secured Parties under this Agreement are subject to the terms and conditions of the Notes and the Note Purchase Agreement.

8.     SUBSQUENT PURCHASERS OF NOTES. Notwithstanding anything to the contrary contained herein or in the Notes or the Note Purchase Agreement, the Secured Parties hereby acknowledge, agree and consent to and waive all remedies hereunder and thereunder with respect to Debtor's grant of a second priority security interest in the Collateral to purchasers in any subsequent offering ("Subsequent Purchasers") of Debtor's securities consisting of debentures and warrants on substantially similar terms as the Notes and Warrants (as defined in the Note Purchase Agreement). The Secured Parties understand and agree that the second priority security interest to be granted in favor of the Subsequent Purchasers shall be pari passu in status to the second priority security interest created hereby. The Secured Parties hereby consent to the filing of any lien filings, financing or continuation statements or amendments to any existing lien filings, financing or continuation statements, as the Subsequent Purchasers may reasonably determine to be necessary or desirable, to perfect and preserve such security interest.

9.     GENERAL

During the continuance of an event of default under the Notes, the Secured Parties may, as their option, pay any tax, assessment, or other Governmental levy, or insurance premium or any other expense or charge relating to Collateral which is payable by Debtor (and not timely paid by it), and further may pay any filing or recording fees. Any amount or amounts so paid, with interest thereon at the highest rate payable on any of the Obligations (from the date of payment until repaid) shall be secured hereby and shall be payable upon demand.

Secured Parties shall not be deemed to have waived any of their rights hereunder or under any other agreement, instrument or paper signed by Debtor unless such waiver is in writing and signed by Secured Parties. No delay or omission on the part of the Secured Parties in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

Any notice, if mailed, shall be given in accordance with the Note Purchase Agreement.

Covenants, representations, warranties and agreements herein set forth shall be binding upon Debtor, its legal representatives, successors and assigns. This Security Agreement may be assigned by Secured Parties and all rights and privileges of Secured Parties under this Security Agreement shall then inure to the benefit of its successors and assigns.

If any provision of this Security Agreement shall be for any reason held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

Unless otherwise defined or the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated. The rights and remedies herein conferred upon Secured Parties shall be in addition to, and not in substitution or in derogation of, rights and remedies conferred by the Uniform Commercial Code and other applicable law.

All words and phrases used herein shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender, as the context may require.

Captions are inserted for convenience only and shall not be taken as altering the text.

Debtor and Secured Parties hereby waive any right they may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement and/or the transactions contemplated hereunder.

All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any other jurisdiction other than the State of New
York.

[Signature Page on Page 3]

EXHIBIT E
UNCONDITIONAL GUARANTY

March ___, 2012

Cape One Financial Master Fund, Ltd. ("Lender")
505 Park Avenue
New York, New York 10022

Whereas, to induce Lender to make or extend financial accommodations to or for the benefit of Options Media Group Corporation, Inc., a Nevada corporation ("Borrower"), which are and will be to the direct interest and advantage of Keith St. Clair (the "Guarantor"), and in consideration of financial accommodations made, or extended to or for the benefit of Borrower, which are and will be to the direct interest and advantage of the Guarantor, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Lender and its successors, assigns and affiliates the full and timely payment when due of the payment obligations of Borrower to Lender and its affiliates under the "Loan Documents", as defined below, however and whenever incurred or evidenced, whether primary, secondary, direct, indirect, absolute, contingent, due or to become due, now existing or hereafter contracted or acquired, and all modifications, extensions and renewals thereof, (collectively, the "Guaranteed Obligations"); and

Whereas, "Loan Documents" shall mean (i) that certain Promissory Note dated as of the date hereof, between Lender and Borrower in the principal amount of approximately $150,000 (the "Notes"), (ii) the "Note Purchase Agreement" dated as of the date hereof between Lender and Borrower, and (iii) the Security Agreement between Lender and Borrower as of the date hereof ("Security Agreement"), and (iv) all other documents, agreements, mortgages and certificates executed in connection with the Loan Agreement; and

Whereas, the Guarantor will directly benefit from the extension of credit to the Borrower represented by the issuance of the Notes.

Guarantor further covenants and agrees:

GUARANTOR'S LIABILITY.   This Guaranty (this "Guaranty") is a continuing and unconditional guaranty of payment and performance and not of collection. This Guaranty does not impose any obligation on Lender to extend or continue to extend credit or otherwise deal with Borrower at any subsequent time. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded, avoided or for any other reason must be returned by Lender, and the returned payment shall remain payable as part of the Guaranteed Obligations, all as though such payment had not been made. Except to the extent the provisions of this Guaranty give Lender additional rights, this Guaranty shall not be deemed to supersede or replace any other guaranties given to Lender by Guarantor; and the obligations guaranteed hereby shall be in addition to any other obligations guaranteed by Guarantor pursuant to any other agreement of guaranty given to Lender and other guaranties of the Guaranteed Obligations.

CONSENT TO MODIFICATIONS. Guarantor consents and agrees that Lender may from time to time, in its sole discretion pursuant to the Loan Documents, without affecting, impairing, lessening or releasing the obligations of Guarantor hereunder: (a) extend or modify the time, manner, place or terms of payment or performance and/or otherwise change or modify the credit terms of the Guaranteed Obligations; (b) increase, renew, or enter into a novation of the Guaranteed Obligations; (c) waive or consent to the departure from terms of the Guaranteed Obligations; (d) permit any change in the business or other dealings and relations of Borrower or any other guarantor with Lender; (e) proceed against, exchange, release, realize upon, or otherwise deal with in any manner any collateral that is or may be held by Lender in connection with the Guaranteed Obligations or any liabilities or obligations of Guarantor; and (f) proceed against, settle, release, or compromise with Borrower, any insurance carrier, or any other person or entity liable as to any part of the Guaranteed Obligations, and/or subordinate the payment of any part of the Guaranteed Obligations to the payment of any other obligations, which may at any time be due or owing to Lender; all in such manner and upon such terms as Lender may deem appropriate, and without notice to or further consent from Guarantor. No invalidity, irregularity, discharge or unenforceability of, or action or omission by Lender relating to any part of the Guaranteed Obligations or any security therefor shall affect or impair this Guaranty.

WAIVERS AND ACKNOWLEDGMENTS. Guarantor waives and releases the following rights, demands, and defenses Guarantor may have with respect to Lender and collection of the Guaranteed Obligations: (a) promptness and diligence in collection of any of the Guaranteed Obligations from Borrower or any other person liable thereon, and in foreclosure of any security interest and sale of any property serving as collateral for the Guaranteed Obligations; (b) any law or statute that requires that Lender make demand upon, assert claims against, or collect from Borrower or other persons or entities, foreclose any security interest, sell collateral, exhaust any remedies, or take any other action against Borrower or other persons or entities prior to making demand upon, collecting from or taking action against Guarantor with respect to the Guaranteed Obligations; (c) any law or statute that requires that Borrower or any other person be joined in, notified of or made part of any action against Guarantor; (d) that Lender or its affiliates preserve, insure or perfect any security interest in collateral or sell or dispose of collateral in a particular manner or at a particular time, provided that Lender's obligation to dispose of Collateral in a commercially reasonable manner is not waived hereby; (e) notice of extensions, modifications, renewals, or novations of the Guaranteed Obligations, of any new transactions or other relationships between Lender, Borrower and/or any guarantor, and of changes in the financial condition of, ownership of, or business structure of Borrower or any other guarantor; (f) presentment, protest, notice of dishonor, notice of default, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale, and all other notices of any kind whatsoever to which Guarantor may be entitled; (g) the right to assert against Lender or its affiliates any defense (legal or equitable), set-off, counterclaim, or claim that Guarantor may have at any time against Borrower or any other party liable to Lender or its affiliates; (h) all defenses relating to invalidity, insufficiency, unenforceability, enforcement, release or impairment of Lender or its affiliates' lien on any collateral, of the Loan Documents, or of any other guaranties held by Lender; (i) any right to which Guarantor is or may become entitled to be subrogated to Lender or its affiliates' rights against Borrower or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Lender or its affiliates against Borrower or any security which Lender or its affiliates now has or hereafter acquires, until such time as the Guaranteed Obligations have been fully satisfied beyond the expiration of any applicable preference period; (j) any claim or defense that acceleration of maturity of the Guaranteed Obligations is stayed against Guarantor because of the stay of assertion or of acceleration of claims against any other person or entity for any reason including the bankruptcy or insolvency of that person or entity; and (k) the right to marshalling of Borrower's assets or the benefit of any exemption claimed by Guarantor. Guarantor acknowledges and represents that Guarantor has relied upon Guarantor's own due diligence in making an independent appraisal of Borrower, Borrower's business affairs and financial condition, and any collateral; Guarantor will continue to be responsible for making an independent appraisal of such matters; and Guarantor has not relied upon Lender or its affiliates for information regarding Borrower or any collateral.

FINANCIAL CONDITION. Guarantor warrants, represents and covenants to Lender and its affiliates that on the date hereof: (a) the fair saleable value of Guarantor's assets exceeds his liabilities, Guarantor is meeting his current liabilities as they mature, and Guarantor is and shall remain solvent; (b) all financial statements of Guarantor furnished to Lender are correct and accurately reflect the financial condition of Guarantor as of the respective dates thereof; (c) since the date of such financial statements, there has not occurred a material adverse change in the financial condition of Guarantor; and (d) there are not now pending any court or administrative proceedings or undischarged judgments against Guarantor, no federal or state tax liens have been filed or threatened against Guarantor, and Guarantor is not in default or claimed default under any agreement.

INTEREST AND APPLICATION OF PAYMENTS. Regardless of any other provision of this Guaranty or other Loan Documents, if for any reason the effective interest on any of the Guaranteed Obligations should exceed the maximum lawful interest, the effective interest shall be deemed reduced to and shall be such maximum lawful interest, and any sums of interest which have been collected in excess of such maximum lawful interest shall be applied as a credit against the unpaid principal balance of the Guaranteed Obligations. Monies received from any source by Lender or its affiliates for application toward payment of the Guaranteed Obligations may be applied to such Guaranteed Obligations in any manner or order deemed appropriate by Lender and its affiliates.

DEFAULT. If any of the following events occur, a default ("Default") under this Guaranty shall exist: ailure of timely payment of the Guaranteed Obligations beyond the applicable cure periods set forth in the Loan Documents.

If a Default occurs, the Guaranteed Obligations shall be due immediately and payable without notice, and, Lender and its affiliates may exercise any rights and remedies as provided in this Guaranty and other Loan Documents, or as provided at law or equity.

ATTORNEYS' FEES AND OTHER COSTS OF COLLECTION. Guarantor shall pay all of Lender's and its affiliates' reasonable expenses incurred to enforce or collect any of the Guaranteed Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any suit, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

MISCELLANEOUS.

Termination. Upon the indefeasible payment in full of the Guaranteed Obligations, the terms of and obligations under this Guaranty will terminate in their entirety and shall be of no further force and effect.

Assignment. This Guaranty and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Lender's interests in and rights under this Guaranty and other Loan Documents are freely assignable, in whole or in part, by Lender. Guarantor may not assign any of its rights or obligations under this Guaranty or any other Loan Document without the prior written consent of Lender. Any attempted or purported assignment by Guarantor in violation hereof shall be null and void and shall not release Guarantor from the Guaranteed Obligations.

Organization; Powers. Guarantor (i) is an adult individual and is sui juris, (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Guaranty and any other Loan Document to which it is a party.

Applicable Law; Conflict Between Documents. This Guaranty shall be governed by and construed under the laws of New York without regard to that state's conflict of laws principles.

Jurisdiction. Guarantor irrevocably agrees to non-exclusive personal jurisdiction in New York.

Severability. If any provision of this Guaranty or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or other Loan Documents.

Notices. Any notices to any party shall be sufficiently given if in writing and mailed or delivered to any party's address shown above or such other address as provided hereunder. In the event that Guarantor changes Guarantor's address at any time prior to the date the Guaranteed Obligations are paid in full, Guarantor agrees to promptly give written notice of said change of address to Lender by registered or certified mail, return receipt requested, all charges prepaid, or overnight courier, receipt requested.

Plural; Captions. All references in the Loan Documents to borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents.

Binding Contract. Guarantor by execution of and Lender by acceptance of this Guaranty agree that each party is bound to all terms and provisions of this Guaranty.

Amendments, Waivers and Remedies. No waivers, amendments or modifications of this Guaranty and other Loan Documents shall be valid unless in writing and signed by an officer of Lender. No waiver by Lender or its affiliates of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Lender or its affiliates in exercising any right, power, or privilege granted pursuant to this Guaranty and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. All remedies available to Lender or its affiliates with respect to this Guaranty and other Loan Documents and remedies available at law or in equity shall be cumulative and may be pursued concurrently or successively.

FINAL AGREEMENT. This Agreement and the other Loan Documents represent the final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties with respect thereto. There are no unwritten oral agreements between the parties.

WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR BY EXECUTION HEREOF AND LENDER BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ACCEPT THIS GUARANTY. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS GUARANTY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Guarantor, on the day and year first written above, has caused this Unconditional Guaranty to be executed under seal.

Keith St. Clair